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                                                                  EXHIBIT NO. 15

February 5, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington DC 20549

     RE: Regis Corporation Registration
         Statements on Form S-3
         (File No. 333-51094, No. 333-28511,
         No. 333-78793, No. 333-49165, No. 333-89279,
         No. 333-90809, No. 333-31874, No. 333-57092
         and No. 333-72200), and Form S-8 (File No.
         33-44867 and No. 33-89882)

Commissioners:

We are aware that our report dated January 23, 2002, on our review of the interim consolidated financial information of Regis Corporation for the period ended December 31, 2001, and included in the Company's quarterly report on Form 10-Q for the quarter then ended, is incorporated by reference in the above referenced registration statements.

Yours very truly,

/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP